Exhibit 99.1

QUANTUM COMPUTING INC.

Unaudited Pro Forma Combined Financial Information

On June 21, 2022, Quantum Computing Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial Report”) to report the closing of a merger agreement (the “Merger Agreement”), by and among the Company, Project Alpha Merger Sub I, Inc., a Delaware corporation (“Merger Sub I”), Project Alpha Merger Sub II, LLC, a Delaware limited liability company (“Merger Sub II” and, together with Merger Sub I, the “Merger Subs”), QPhoton, Inc., a Delaware corporation (“QPhoton”), and Yuping Huang, the principal stockholder of QPhoton (“Mr. Huang”), whereby the Company agreed to acquire QPhoton through a series of merger transactions (collectively with the other transactions contemplated by the Merger Agreement, the “Transactions”). On August 5, 2022, Merger Sub II amended and restated its certificate of formation to change its name to QPhoton, LLC.

The accompanying unaudited pro forma condensed combined financial statements (“pro forma financial information”) has been prepared based on the historical financial statements of the Company and QPhoton after giving effect to the Transactions. The pro forma financial information is intended to provide information about how the acquisition of QPhoton may have affected the Company’s historical financial statements. The unaudited pro forma condensed combined financial statements for the twelve months ended December 31, 2021 and 2020, combines the historical audited financial information of the Company for these periods, derived from the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 15, 2022, with the respective historical audited financial statements of QPhoton, as if the acquisition of QPhoton had occurred on January 1, 2020, and with the effect of the acquisition accounting of the acquisition of QPhoton.

The historical unaudited pro forma condensed financial statements for the three months ended March 31, 2022 combines the Company’s historical unaudited financial information for the three months ended March 31, 2022, derived from the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on May 23, 2022, with the respective historical audited financial statements of QPhoton, as if the acquisition of QPhoton had occurred on January 1, 2020, and with the effect of the acquisition accounting of the acquisition of QPhoton.

The fiscal year end of the Company and QPhoton is December 31.

The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma financial information and:

●	the historical unaudited condensed financial statements of the Company for the three months ended March 31, 2022 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 23, 2022;

●	the historical audited consolidated financial statements of the Company for the year ended December 31, 2021 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 15, 2022.

●	the historical unaudited condensed consolidated financial statements of QPhoton for the three months ended March 31, 2022 as filed in this Current Report on Form 8-K/A;

●	the historical audited consolidated financial statements of QPhoton for the years ended December 31, 2021 and 2020, as filed in this Current Report on Form 8-K/A.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition of QPhoton occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma transaction accounting adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

QUANTUM COMPUTING INC.

Pro Forma Combined Balance Sheets

December 31, 2021

(Unaudited)

	Quantum Computing Inc.	QPhoton, Inc.	Acquisition Accounting Adjustments	Notes	Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$16,738,657	$105,204	$1,143,928		$17,987,789
Accounts Receivable	-	-	-		-
Prepaid expenses	482,998	3,538	16,109		502,645
Other current assets	-	-	-		-
Fixed assets (net of depreciation)	41,348	56,827	116,315		214,490
Other Assets
Lease right of use	18,084	-	-		18,084
Security Deposits	3,109	2,652	97,768		103,529
Intangible Assets-net of amortization	-	-	25,472,220		25,472,220
Goodwill	-	-	59,125,773		59,125,773
Total assets	$17,284,196	$168,221	$85,972,113		$103,424,530

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities
Accounts payable	$464,870	$86,263	$188,441		$739,574
Accrued expenses	478,505	55,288	159,940		693,733
Lease liability	18,084	-	-		18,084
Dividends payable	117,454	-	-		117,454
Other current liabilities	3,385	-	-		3,385
Other liabilities
Promissory notes	-	209,151	-		209,151
Derivative liability	-	615,193	-		615,193
Accrued interest	-	21,572	-		21,572
Total liabilities	1,082,298	987,467	348,381		2,418,146

Stockholders’ equity (deficit)			-
Common stock	2,916	618	580		4,114
Preferred stock	154	-	238		392
Additional paid-in capital	67,396,618	1,433,806	85,622,914		154,453,338
APIC-Beneficial Conversion Feature in Equity	4,898,835	-	-		4,898,835
APIC-Stock Based Compensation	25,297,456	-	-		25,297,456
Subscription Receivable	-	-	-		-
Accumulated deficit	(81,394,081)	(2,253,670)	-		(83,647,751)
Total stockholders’ equity (deficit)	16,201,898	(819,246)	85,623,732		101,006,384
Total liabilities and stockholders’ equity (deficit)	$17,284,196	$168,221	$85,972,113		$103,424,530

The accompanying notes are an integral part of these unaudited consolidated financial statements.

QUANTUM COMPUTING INC.

Pro Forma Combined Balance Sheets

March 31, 2022

(Unaudited)

	Quantum Computing Inc.	QPhoton, Inc.	Acquisition Accounting Adjustments	Notes	Pro Forma Combined
ASSETS

Current assets
Cash and cash equivalents	$11,513,369	$1,114,978	$1,143,929		$13,772,276
Accounts Receivable	25,047	-	-		25,047
Prepaid expenses	452,584	-	16,109		468,693
Loans Receivable	1,258,630	-	(1,258,630)		-
Fixed assets (net of depreciation)	41,689	45,911	116,315		203,915
Other Assets
Lease right of use	8,657	-	-		8,657
Security Deposits	3,109	2,652	97,768		103,529
Intangible Assets-net of amortization	-	-	25,472,220		25,472,220
Goodwill	-	-	59,125,773		59,125,773
Total assets	$13,303,085	$1,163,541	$84,713,484		$99,180,110

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities
Accounts payable	$797,005	$294,729	$188,441		$1,280,175
Accrued expenses	8,140	-	159,940		168,080
Lease liability	8,656	-	-		8,656
Dividends payable	223,125	-	-		223,125
Promissory notes	-	1,520,868	(1,250,000)		270,868
Derivative liability	-	632,379	-		632,379
Accrued interest	-	37,863	(8,629)		29,234
Other current liabilities	-	-	-		-
Other liabilities	-	-	-		-
Total liabilities	1,036,926	2,485,839	(910,248)		2,612,517

Stockholders’ equity (deficit)			-
Common stock	2,916	618	580		4,114
Preferred stock	154	-	238		392
Additional paid-in capital	67,609,119	1,439,075	85,622,914		154,671,108
APIC-Beneficial Conversion Feature in Equity	4,898,835	-	-		4,898,835
APIC-Stock Based Compensation	28,282,908	-	-		28,282,908
Subscription Receivable	-	-	-		-
Accumulated deficit	(88,527,773)	(2,761,991)	-		(91,289,764)
Total stockholders’ equity (deficit)	12,266,159	(1,322,298)	85,623,732		96,567,593
Total liabilities and stockholders’ equity (deficit)	$13,303,085	$1,163,541	$84,713,484		$99,180,110

The accompanying notes are an integral part of these unaudited consolidated financial statements.

QUANTUM COMPUTING INC.

Pro Forma Combined Statement of Operations

For the Twelve Months Ended December 31, 2021

(Unaudited)

	Quantum Computing Inc.	QPhoton, Inc.	Acquisition Accounting Adjustments		Notes	Pro Forma Combined
Total revenue	$-	$-		$-		$-
Cost of revenue	-	-		-		-
Gross profit	-	-		-		-
Salaries and Benefits	2,489,506	120,035		-		2,609,541
Consulting	1,067,901	-		-		1,067,901
Research & Development	2,594,796	76,431		-		2,671,227
Stock Based Compensation	9,401,345	747,414		-		10,148,759
Related Party Marketing
Selling General & Administrative - Other	1,576,545	119,362		-		1,695,907
Operating Expenses	17,130,093	1,063,242		-		18,193,335

Loss from Operations	(17,130,093)	(1,063,242)				(18,193,335)

Other Income and Expense
Interest Income – Money Market	7,378	-		-		7,378
Misc. Income – Legal Settlements	-	-		-		-
Misc. Income – Government Grants	218,371	-		-		218,371
Interest Expense – Promissory Notes	-	21,802		-		21,802
Interest Expense – Beneficial conversion feature	-	208,922		-		208,922
Interest Expense –Warrants	10,715,799					10,715,799
Interest Expense – Derivatives mark to market	-	115,152		-		115,152
Interest Expense – Preferred dividends	117,454	-		-		117,454
Interest Expense – Financing expenses	161,250	-		-		161,250
Net Other income (expense)	(10,768,754)	(345,876)		-		(11,114,630)

Federal income tax expense	-	-		-		-

Net loss	$(27,898,847)	$(1,409,118)	$			$(29,307,965)

Weighted average shares - basic and diluted	29,156,815	5,214,964		-		34,371,779
Loss per share - basic and diluted	$(0.96)	$(0.27)		$-		$(0.85)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

QUANTUM COMPUTING INC.

Pro Forma Combined Statement of Operations

For the Three Months Ended March 31, 2022

(Unaudited)

	Quantum Computing Inc.	QPhoton, Inc.	Acquisition Accounting Adjustments	Notes	Pro Forma Combined
Total revenue	$31,240	$-	$-		$31,240
Cost of revenue	11,568	-	-		11,568
Gross profit	19,672	-	-		19,672
Salaries and Benefits	1,116,228	11,560	-		1,127,788
Consulting	370,881	-	-		370,881
Research & Development	1,024,587	144,832	-		1,169,419
Stock Based Compensation	3,079,803	-	-		3,079,803
Related Party Marketing	-	-	-		-
Selling General & Administrative -Other	1,137,104	256,758	-		1,393,862
Operating Expenses	6,728,603	413,150	-		7,141,753

Loss from Operations	(6,708,931)	(413,150)	-		(7,122,081)

Other Income and Expense
Interest Income	10,864	22	(8,630)		2,256
Misc. Income – Legal Settlements	-	-	-		-
Misc. Income – Government Grants	-	-	-		-
Interest Expense – Promissory Notes	-	16,359	(8,630)		7,729
Interest Expense – Beneficial conversion feature	-	61,649	-		61,649
Interest Expense –Warrants	-	17,187	-		17,187
Interest Expense – Derivatives mark to market
Interest Expense – Preferred dividends	223,125	-	-		223,125
Interest Expense – Financing expenses	212,500	-	-		212,500
Net Other income (expense)	(424,761)	(95,173)	-		(519,934)

Federal income tax expense	-	-	-		-

Net loss	$(7,133,692)	$(508,323)	$-		$(7,642,015)

Weighted average shares - basic and diluted	29,156,815	5,214,964	-		34,371,779
Loss per share - basic and diluted	$(0.24)	$(0.10)	$-		$(0.22)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

QUANTUM COMPUTING INC.

Notes to the Pro Forma Combined Financial Statements

December 31, 2021 and March 31, 2022

(Unaudited)

Note 1 - Description of Transaction

On May 19, 2022 the Company, Project Alpha Merger Sub I, Inc., a Delaware corporation (“Merger Sub I”), Project Alpha Merger Sub II, LLC, a Delaware limited liability company (“Merger Sub II” and, together with Merger Sub I, the “Merger Subs”), QPhoton, and Yuping Huang, the principal stockholder of QPhoton (“Mr. Huang”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which the Company agreed to acquire QPhoton through a series of merger transactions (collectively with the other transactions contemplated by the Merger Agreement, the “Transactions”).

On June 16, 2022, the Company, the Merger Subs, QPhoton and Mr. Huang, having met or waived all conditions precedent, consummated the closing for the Transactions pursuant to the terms of the Merger Agreement (the “Closing”). At the Closing, Merger Sub I merged with and into QPhoton, with QPhoton surviving the merger as a wholly-owned subsidiary of the Company, immediately after which QPhoton merged with and into Merger Sub II, with Merger Sub II surviving the merger as a wholly-owned subsidiary of the Company (the “Surviving Company”). The merger consideration paid to the stockholders of QPhoton (the “Merger Consideration”) consisted of (i) 5,802,206 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), (ii) 2,377,028 shares of the newly created Series B convertible preferred stock of the Company, par value $0.0001 per share (“Series B Preferred Stock”), with 175,035 of the shares of Series B Preferred Stock being held in escrow as described below, and (iii) warrants to purchase up to 7,028,337 shares of Common Stock (the “Warrants”), with up to 702,834 shares of the Series B Preferred Stock being issuable upon the exercise of Warrants in lieu of the issuance of shares of Common Stock to comply with the Company’s obligations under the Nasdaq listing rules if the Warrants are exercised prior to the receipt of the Stockholder Approval (as defined below).

The Company has agreed, following the Closing and QPhoton’s delivery of its required financial statements, to prepare and file with the SEC a proxy statement with respect to a meeting of the stockholders of the Company to be held to seek approval and adoption of (i) the issuance of the shares of Common Stock underlying the Series B Preferred Stock and the Warrants, (ii) the election of three people to the Company’s board of directors (the “Board”) designated by Mr. Huang (or, if Mr. Huang holds less than a majority of the shares of Common Stock issued in the transaction, the holders of a majority of the shares of Common Stock issued in the transaction) as contemplated by the Stockholders Agreement (as defined below) and (iii) any other proposals the Company and QPhoton deem necessary or appropriate to effectuate the Transactions (the “Stockholder Approval”).

The Warrants will have an exercise price of $0.0001 per share and will be exercisable for cash or on a cashless basis. The number and kind of shares issuable upon exercise of the Warrants and the exercise price of the Warrants will be subject to customary adjustments for stock dividends, stock splits, reclassifications and the like. Unless and until the Stockholder Approval is obtained, no shares of Common Stock may be issued upon exercise of the Warrants to the extent that such issuance, taken together with the issuance of all other shares of Common Stock pursuant to the Merger Agreement, would breach the Company’s obligations under the Nasdaq listing rules and an appropriate number of shares of Series B Preferred Stock would instead be issued upon exercise of the Warrants to the extent of such limitation. In addition, no shares of Common Stock or Series B Preferred Stock may be issued under the Warrant until certain vesting terms set forth in the Warrant and Merger Agreement are satisfied.

175,035 of the shares of Series B Preferred Stock issued to Mr. Huang as part of the Merger Consideration will be held in escrow for six months following the Closing to secure Mr. Huang’s indemnification obligations under the Merger Agreement, pursuant to an escrow agreement entered into at the Closing by and among the Company, Mr. Huang and Worldwide Stock Transfer, LLC (the “Escrow Agreement”).

Note 2 - Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements give effect to the acquisition of QPhoton as if the acquisition occurred on January 1, 2020.

The acquisition accounting summarized in Note 4 was not included in the unaudited pro forma condensed combined financial statements as the purchase accounting entries are preliminary and could differ from the final acquisition accounting as estimates of purchase consideration and the fair values of identifiable intangible assets acquired are subject to review and audit. As a result, differences between the preliminary estimates in Note 4 and the final acquisition accounting could be material.

Note 3 - Accounting Policies

The accounting policies of the Company may vary materially from those of QPhoton. During preparation of the unaudited pro forma condensed combined financial information, the Company has performed an analysis and is not aware of any material differences in accounting policies, and accordingly, this unaudited pro forma condensed combined financial information assumes no material differences in accounting policies between the two companies.

Note 4 - Estimated Preliminary Purchase Consideration

The table below presents the total estimated preliminary purchase consideration:

Cash consideration paid at closing	$0
Equity consideration paid at closing:
Common shares	13,171,008
Preferred shares	49,985,241
Warrants	15,954,325
79,110,574
Preferred shares in escrow	3,973,294
Total purchase consideration	$83,083,868

The total purchase price was approximately $83.1 million, consisting of Company Common Stock, Series B Preferred Stock and Warrants. The purchase agreement did not include any contingent consideration. Since the Transaction was structured as an exchange of equity securities, the purchase price was calculated based on the fair market value (in this case the NASDAQ closing price) of the total shares of the Company securities paid to the shareholders of the acquired company, QPhoton. The closing Price of Quantum Common Stock on June 16, 2022 was $2.27. The total shares of Quantum Common Stock offered for QPhoton was 36,600,823 – which assumes all of the 2,377,028 Series B Convertible Preferred shares are converted to Common Stock at the 10:1 ratio, and that all 7,028,337 warrants to purchase Common Stock are eventually exercised. The warrants were valued using a Black Scholes formula assuming a maturity of five years, a risk-free interest rate of 2.8%, a volatility of 3.54 and an exercise price of $0.00001. That results in a total value for the Transaction of $83,083,868. This amount will be used as the purchase price. Under ASC 805 transaction costs are required to be expensed so legal and accounting fees incurred for the Transaction were not included in the purchase price.